Exhibit 6(a)



                   MANAGED ACCOUNTS SERVICES PORTFOLIO TRUST

                             DISTRIBUTION CONTRACT
                         SHARES OF BENEFICIAL INTEREST

      CONTRACT made as of June 15, 1995, between MANAGED ACCOUNTS SERVICES PORTFOLIO TRUST, a Delaware business trust ("Trust") and MITCHELL HUTCHINS ASSET MANAGEMENT INC., a Delaware corporation ("Mitchell Hutchins").

      WHEREAS the Trust is registered under the Investment Company Act of 1940, as amended ("1940 Act"), as an open-end management investment company and currently has twelve distinct series of shares of beneficial interest ("Series"), which correspond to distinct portfolios and have been designated as PACE Money Market Investments, PACE Government Securities Fixed Income Investments, PACE Intermediate Fixed Income Investments, PACE Strategic Fixed Income Investments, PACE Municipal Fixed Income Investments, PACE Global Fixed Income Investments, PACE Large Company Value Equity Investments, PACE Large Company Growth Equity Investments, PACE Small/Medium Company Value Equity Investments, PACE Small/Medium Company Growth Equity Investments, PACE International Equity Investments, and PACE International Emerging Markets Equity Investments; and

      WHEREAS the Trust's board of trustees ("Board") has established an unlimited number of shares of beneficial interest of each of the above-referenced Series; and

      WHEREAS Mitchell Hutchins is willing to act as principal distributor of the share of beneficial interest of each such Series on the terms and conditions hereinafter set forth;

      WHEREAS Mitchell Hutchins proposes to act as investment manager and administrator for the Trust and each of its Series;

      NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed between the parties hereto as follows:


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      1. Appointment. The Trust hereby appoints Mitchell Hutchins as its agent
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to be the principal distributor to sell and to arrange for the sale of the shares of beneficial interest of each Series on the terms and for the period set forth in this Contract. Mitchell Hutchins hereby accepts such appointment and agrees to act hereunder. It is understood, however, that this appointment does not preclude sales of the shares of beneficial interest directly through the Trust's transfer agent in the manner set forth in the Registration Statement. As used in this Contract, the term "Registration Statement" shall mean the registration statement of the Trust, and any supplements thereto, under the Securities Act of 1933, as amended ("1933 Act"), and the 1940 Act.

      2.    Services and Duties of Mitchell Hutchins.
            ----------------------------------------

            (a) Mitchell Hutchins agrees to sell shares of beneficial interest on a best efforts basis from time to time during the term of this Contract as agent for the Trust and upon the terms described in the Registration Statement.

            (b) Upon the later of the date of this Contract or the initial offering of the shares of beneficial interest to the public by a Series, Mitchell Hutchins will hold itself available to receive purchase orders, satisfactory to Mitchell Hutchins, for shares of beneficial interest of that Series and will accept such orders on behalf of the Trust as of the time of receipt of such orders and promptly transmit such orders as are accepted to the Trust's transfer agent. Purchase orders shall be deemed effective at the time and in the manner set forth in the Registration Statement.

            (c) Mitchell Hutchins in its discretion may enter into agreements to sell shares of beneficial interest to such registered and qualified retail dealers, including but not limited to PaineWebber Incorporated ("PaineWebber"), as it may select. In making agreements with such dealers, Mitchell Hutchins shall act only as principal and not as agent for the Trust.



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            (d) The offering price of the shares of beneficial interest of each
Series shall be the net asset value per Share as next determined by the Trust following receipt of an order at Mitchell Hutchins' principal office. The Trust shall promptly furnish Mitchell Hutchins with a statement of each computation of net asset value.

            (e) Mitchell Hutchins shall not be obligated to sell any certain number of shares of beneficial interest.

            (f) To facilitate redemption of shares of beneficial interest by shareholders directly or through dealers, Mitchell Hutchins is authorized but not required on behalf of the Trust to repurchase shares of beneficial interest presented to it by shareholders and dealers at the price determined in accordance with, and in the manner set forth in, the Registration Statement.
            (g) Mitchell Hutchins shall have the right to use any list of shareholders of the Trust or any other list of investors which it obtains in connection with its provision of services under this Contract; provided, however, that Mitchell Hutchins shall not sell or knowingly provide such list or lists to any unaffiliated person.

      3. Authorization to Enter into Dealer Agreements and to Delegate Duties as
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Distributor. With respect to the shares of beneficial interest of any or all
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Series, Mitchell Hutchins may enter into a dealer agreement with PaineWebber or any other registered and qualified dealer with respect to sales of the shares of beneficial interest or the provision of service activities. In a separate contract or as part of any such dealer agreement, Mitchell Hutchins also may delegate to PaineWebber or another registered and qualified dealer ("sub-distributor") any or all of its duties specified in this Contract, provided that such separate contract or dealer agreement imposes on the sub-distributor bound thereby all applicable duties and conditions to which Mitchell Hutchins is subject under this Contract, and further provided that such separate contract or dealer agreement meets all requirements of the 1940 Act and rules thereunder.



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      4.  Services Not Exclusive. The services furnished by Mitchell Hutchins
          ----------------------
hereunder are not to be deemed exclusive and Mitchell Hutchins shall be free to furnish similar services to others so long as its services under this Contract are not impaired thereby. Nothing in this Contract shall limit or restrict the right of any director, officer or employee of Mitchell Hutchins, who may also be a trustee, officer or employee of the Trust, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar or a dissimilar nature.

      5.  Duties of the Trust.
          --------------------

            (a) The Trust reserves the right at any time to withdraw offering shares of beneficial interest of any or all Series by written notice to Mitchell Hutchins at its principal office.

            (b) The Trust shall determine in its sole discretion whether certificates shall be issued with respect to the shares of beneficial interest. If the Trust has determined that certificates shall be issued, the Trust will not cause certificates representing shares of beneficial interest to be issued unless so requested by shareholders. If such request is transmitted by Mitchell Hutchins, the Trust will cause certificates evidencing shares of beneficial interest to be issued in such names and denominations as Mitchell Hutchins shall from time to time direct.

            (c) The Trust shall keep Mitchell Hutchins fully informed of its affairs and shall make available to Mitchell Hutchins copies of all information, financial statements, and other papers which Mitchell Hutchins may reasonably request for use in connection with the distribution of shares of beneficial interest, including, without limitation, certified copies of any financial statements prepared for the Trust by its independent public auditors and such reasonable number of copies of the most current prospectus, statement of additional information, and annual and interim reports of any Series as Mitchell Hutchins may request, and the Trust shall cooperate fully in the efforts of



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Mitchell Hutchins to sell and arrange for the sale of the shares of beneficial interest of the Series and in the performance of Mitchell Hutchins under this Contract.

            (d) The Trust shall take, from time to time, all necessary action, including payment of the related filing fee, as may be necessary to register the shares of beneficial interest under the 1933 Act to the end that there will be available for sale such number of shares of beneficial interest as Mitchell Hutchins may be expected to sell. The Trust agrees to file, from time to time, such amendments, reports, and other documents as may be necessary in order that there will be no untrue statement of a material fact in the Registration Statement, nor any omission of a material fact which omission would make the statements therein misleading.

            (e) The Trust shall use its best efforts to qualify and maintain the qualification of an appropriate number of shares of beneficial interest of each Series for sale under the securities laws of such states or other jurisdictions as Mitchell Hutchins and the Trust may approve, and, if necessary or appropriate in connection therewith, to qualify and maintain the qualification of the Trust as a broker or dealer in such jurisdictions; provided that the Trust shall not be required to amend its Trust Instrument or By-Laws to comply with the laws of any jurisdiction, to maintain an office in any jurisdiction, to change the terms of the offering of the shares of beneficial interest in any jurisdiction from the terms set forth in its Registration Statement, to qualify as a foreign corporation in any jurisdiction, or to consent to service of process in any jurisdiction other than with respect to claims arising out of the offering of the shares of beneficial interest. Mitchell Hutchins shall furnish such information and other material relating to its affairs and activities as may be required by the Trust in connection with such qualifications.

      6. Expenses of the Trust. The Trust shall bear all costs and expenses of
         ---------------------
registering the shares of beneficial interest with the Securities and Exchange Commission and state and other regulatory bodies, and shall assume expenses related to communications with shareholders of each Series, including (i) fees and disbursements of its counsel and independent public



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auditors; (ii) the preparation, filing and printing of registration statements and/or prospectuses or statements of additional information required under the federal securities laws; (iii) the preparation and mailing of annual and interim reports, prospectuses, statements of additional information and proxy materials to shareholders; and (iv) the qualifications of shares of beneficial interest for sale and of the Trust as a broker or dealer under the securities laws of such jurisdictions as shall be selected by the Trust and Mitchell Hutchins pursuant to Paragraph 6(e) hereof, and the costs and expenses payable to each such jurisdiction for continuing qualification therein.

      7. Expenses of Mitchell Hutchins. Mitchell Hutchins shall bear all costs
         -----------------------------
and expenses of (i) preparing, printing and distributing any materials not prepared by the Trust and other materials used by Mitchell Hutchins in connection with the sale of shares of beneficial interest under this Contract, including the additional cost of printing copies of prospectuses, statements of additional information, and annual and interim shareholder reports other than copies thereof required for distribution to existing shareholders or for filing with any federal or state securities authorities; (ii) any expenses of advertising incurred by Mitchell Hutchins in connection with such offering;
(iii) the expenses of registration or qualification of Mitchell Hutchins as a broker or dealer under federal or state laws and the expenses of continuing such registration or qualification; and (iv) any compensation paid to Mitchell Hutchins' employees and others for selling shares of beneficial interest, and any expenses of Mitchell Hutchins, its employees and others who engage in or support the sale of shares of beneficial interest as may be incurred in connection with their sales efforts.

      8.    Indemnification.
            ---------------

            (a) The Trust agrees to indemnify, defend and hold Mitchell Hutchins, its officers and directors, and any person who controls Mitchell Hutchins within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which



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Mitchell Hutchins, its officers, directors or any such controlling person may incur under the 1933 Act, or under common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in the Registration Statement or arising out of or based upon any alleged omission to state a material fact required to be stated in the Registration Statement or necessary to make the statements therein not misleading, except insofar as such claims, demands, liabilities or expenses arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished in writing by Mitchell Hutchins to the Trust for use in the Registration Statement; provided, however, that this indemnity agreement shall not inure to the benefit of any person who is also an officer or trustee of the Trust or who controls the Trust within the meaning of Section 15 of the 1933 Act, unless a court of competent jurisdiction shall determine, or it shall have been determined by controlling precedent, that such result would not be against public policy as expressed in the 1933 Act; and further provided, that in no event shall anything contained herein be so construed as to protect Mitchell Hutchins against any liability to the Trust or to the shareholders of any Series to which Mitchell Hutchins would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations under this Contract. The Trust shall not be liable to Mitchell Hutchins under this indemnity agreement with respect to any claim made against Mitchell Hutchins or any person indemnified unless Mitchell Hutchins or other such person shall have notified the Trust in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon Mitchell Hutchins or such other person (or after Mitchell Hutchins or the person shall have received notice of service on any designated agent). However, failure to notify the Trust of any claim shall not relieve the Trust from any liability which it may have to Mitchell Hutchins or any person against whom such action is brought otherwise than on account of this indemnity agreement. The Trust shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any claims subject to this indemnity agreement. If the Trust elects to assume the



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defense of any such claim, the defense shall be conducted by counsel chosen by the Trust and satisfactory to indemnified defendants in the suit whose approval shall not be unreasonably withheld. In the event that the Trust elects to assume the defense of any suit and retain counsel, the indemnified defendants shall bear the fees and expenses of any additional counsel retained by them. If the Trust does not elect to assume the defense of a suit, it will reimburse the indemnified defendants for the reasonable fees and expenses of any counsel retained by the indemnified defendants. The Trust agrees to notify Mitchell Hutchins promptly of the commencement of any litigation or proceedings against it or any of its officers or trustees in connection with the issuance or sale of any of its shares of beneficial interest.

            (b) Mitchell Hutchins agrees to indemnify, defend, and hold the Trust, its officers and trustees and any person who controls the Trust within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending against such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Trust, its trustees or officers, or any such controlling person may incur under the 1933 Act or under common law or otherwise arising out of or based upon any alleged untrue statement of a material fact contained in information furnished in writing by Mitchell Hutchins to the Trust for use in the Registration Statement, arising out of or based upon any alleged omission to state a material fact in connection with such information required to be stated in the Registration Statement necessary to make such information not misleading, or arising out of any agreement between Mitchell Hutchins and any retail dealer, or arising out of any supplemental sales literature or advertising used by Mitchell Hutchins in connection with its duties under this Contract. Mitchell Hutchins shall be entitled to participate, at its own expense, in the defense or, if it so elects, to assume the defense of any suit brought to enforce the claim, but if Mitchell Hutchins elects to assume the defense, the defense shall be conducted by counsel chosen by Mitchell Hutchins and satisfactory to the indemnified defendants whose approval shall not be unreasonably withheld. In the event that Mitchell Hutchins elects to assume the defense of any suit and retain counsel, the defendants



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in the suit shall bear the fees and expenses of any additional counsel retained by them. If Mitchell Hutchins does not elect to assume the defense of any suit, it will reimburse the indemnified defendants in the suit for the reasonable fees and expenses of any counsel retained by them.

      9. Limitation of Liability of the Trustees and Shareholders of the Trust.
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The trustees of the Trust and the shareholders of any Series shall not be liable for any obligations of the Trust or any Series under this Contract, and Mitchell Hutchins agrees that, in asserting any rights or claims under this Contract, it shall look only to the assets and property of the Trust or the particular Series in settlement of such right or claims, and not to such trustees or shareholders.

      10. Services Provided to the Trust by Employees of Mitchell Hutchins. Any
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person, even though also an officer, director, employee or agent of Mitchell
Hutchins, who may be or become an officer, trustee, employee or agent of the Trust, shall be deemed, when rendering services to the Trust or acting in any business of the Trust, to be rendering such services to or acting solely for the Trust and not as an officer, director, employee or agent or one under the control or direction of Mitchell Hutchins even though paid by Mitchell Hutchins.

      11.  Duration and Termination.
           ------------------------

            (a) This Contract shall become effective upon the date hereabove written, provided that, with respect to any Series, this Contract shall not take effect unless such action has first been approved by vote of a majority of the Board and by vote of a majority of those trustees of the Trust who are not interested persons of the Trust as defined in the 1940 Act ("Independent Trustees"), cast in person at a meeting called for the purpose of voting on such action.



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            (b) Unless sooner terminated as provided herein, this Contract shall continue in effect for a period of one year. Thereafter, if not terminated, this Contract shall continue automatically for successive periods of twelve months each, provided that such continuance is specifically approved at least annually
(i) by a vote of a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board or with respect to any given Series by vote of a majority of the outstanding voting securities of the shares of beneficial interest of such Series.

            (c) Notwithstanding the foregoing, with respect to any Series, this Contract may be terminated at any time, without the payment of any penalty, by vote of the Board, by vote of a majority of the Independent Trustees or by vote of a majority of the outstanding voting securities of the shares of beneficial interest of such Series on sixty days' written notice to Mitchell Hutchins or by Mitchell Hutchins at any time, without the payment of any penalty, on sixty days' written notice to the Trust or such Series. This Contract will automatically terminate in the event of its assignment.

            (d) Termination of this Contract with respect to any given Series shall in no way affect the continued validity of this Contract or the performance thereunder with respect to any other Series.

    12. Amendment of this Contract. No provision of this Contract may be
        --------------------------
changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

    13.  Governing Law.  This Contract shall be construed in accordance with
         -------------
the laws of the State of Delaware and the 1940 Act. To the extent that the applicable laws of the State of Delaware conflict with the applicable provisions of the 1940 Act, the latter shall control.



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      14.   Notice.  Any notice required or permitted to be given by either
            ------
party to the other shall be deemed sufficient upon receipt in writing at the other party's principal offices.

     15. Miscellaneous. The captions in this Contract are included for
         -------------
convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Contract shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Contract shall not be affected thereby. This Contract shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Contract, the terms "majority of the outstanding voting securities," "interested person" and "assignment" shall have the same meanings as such terms have in the l940 Act.



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      IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by their officers designated as of the day and year first above written.


   ATTEST:                          MANAGED ACCOUNTS SERVICES
                                    PORTFOLIO TRUST


   /s/Jennifer Farrell              By:/s/Gregory K. Todd
   -----------------------             --------------------------

   ATTEST:                          MITCHELL HUTCHINS ASSET MANAGEMENT INC.


   /s/Rita Barnett                  By:/s/Dianne E. O'Donnell
   -----------------------             --------------------------



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